Horack, Talley, Pharr & Lowndes
                            Professional Association
                           2600 One First Union Center
                            301 South College Street
                      Charlotte, North Carolina 28202-6038


                                                                December 9, 1997




Seligman Municipal Series Trust
100 Park Avenue
New York, New York 100017

Ladies and Gentlemen:

         With respect to Post-Effective Amendment No. 26 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, of Seligman Municipal Series Trust, of which Seligman North Carolina Municipal Series is a series, we have reviewed the material relative to North Carolina Taxes in the Registration Statement. Subject to such review, our opinion as delivered to you and as filed with the Securities and Exchange Commission remains unchanged.

         We consent to the filing of this consent as an exhibit to the Registration Statement and to the reference to us under the heading "North Carolina Taxes." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                              Very truly yours,

                                              Horack, Talley, Pharr & Lowndes

                                              /s/ Stephen L. Smith
                                              ----------------------------------
                                                  Stephen L. Smith